EXHIBIT 1
THE
BANK                                   Payment Date:   11/25/96
NEW YORK                               Accrual Period: 10/26/96 thru 11/25/96

101 Barclay Street, 12E

New York, NY 10286
Attn: Milton Vescovacci, MBS Unit
      (212) 815-2526



                                 GREENWICH CAPITAL ACCEPTANCE, INC.
                         Mortgage Pass-Through Certificates, Series 1996-CHL1
                                 Countrywide Home Loans, as Servicer

         Class                                 Current Payment Information               Factors per $1,000
      Information               Beg                                                                    End
                           Certificate/      Pass       Principal      Interest       Total       Certificate/    Principal
    Type        Name       Notional Bal.  Thru Rate     Dist. Amt.    Dist. Amt.      Dist.      Notional Bal.       Dist.
   Senior        A       180,882,577.58    5.787500%   3,379,099.19   901,460.98   4,280,560.17  177,503,478.39   17.9772490
Subordinate    B-I0      182,426.404.93    3.247999%           0.00         0.00           0.00  179,495,956.97      .000000
  Residual       R                 0.00    0.000000%            n/a         0.00           0.00            0.00      .000000

  Totals         -       180,882,577.58          -     3,379,099.19  901,460.98    4,280,560.17  177,503,478.39   17.9772490


(table continued)

Class Information           Current Payment Information      Factors per $1,000

                             Interest        Ending
    Type       Name            Dist.        Cert. Bal.
   Senior       A           4.7958901      944.3416877
 Subordinate   B-10          .0000000      954.9419339
  Residual      R            .0000000         .0000000

   Totals                   4.7958901       22.7731392






         Class                                                                  Losses and Unpaid Amounts
      Information              Original Certificate Information                                          Unpaid
                                                                           Carry Forward    Interest    Interest
Class Code       Name        Cert. Bal.       Pass Thru       Cusips           Amount      Shortfalls  Shortfalls
                  A       187,965,310.34      5.818750%     396782ES9          0.00           0.00         0.00
                B-IO      187,965,310.34      3.165104%           n/a           n/a           0.00         0.00
                  R                 0.00      0.000000%           n/a           n/a            n/a         n/a

Totals            -       187,965,310.34             -            -               -              -           -



  P&S Ref.               ENDING COLLATERAL INFORMATION
 Sec. 4.05
            Aggregate stated principal balance       179,495,956.97
            Loan count                                         1713
            Weighted average remaining term                  354.00
            Weighted average coupon rate                  9.549594%


P&S Ref.         FEES & ADVANCES
                                        SERVICER        INSURER
Sec. 4.05
            Monthly fees                72,888.61       25,625.03
            Advances (this period)      76,801.21
            Recoveries (this period)         0.00
            Outstanding advances        76,801.21


P&S Ref.        OTHER INFORMATION
Sec. 4.05
            Available funds                            4,306,185.43
            Insured payments                                   0.00
            Aggregate prepayments                      2,832,330.98
            Required subordination amount              5,638,959.31
            Subordination deficit                              0.00
            Class B-IO optimal interest dist amount      470,066.25
            Subordination increase amount                448,651.23


  P&S Ref.                         DELINQUENCY INFORMATION (as of the Due Date)
 Sec. 4.05

                     Period                          Loan Count                 Ending Stated Balance
                     ------                          ----------                 ---------------------
            31-60 days                                   47                              5,247,664.72
            61-90 days                                   13                              1,271,451.72
            91+ days                                      3                                268,349.45
            In foreclosure                               18                              1,849,830.64

            Totals                                       81                              8,637,296.53
                                                         ==                              ============


P&S Ref.                        REO INFORMATION
Sec. 4.05           REO Date                         Loan Number            Ending Stated Balance
                    --------                     --------------------       ---------------------
                                                                 --                          0.00
                                                                 --                          0.00
                                                                 --                          0.00
                                                                 --                          0.00
                    Totals                                        0                          0.00
                                                                  =                          ====

P&S Ref.                                   Liquidated Loan Information
Sec. 4.05


            Loan Number       Stated Principal Balance              Realized Loss
            -----------       ------------------------           ----------------
                     --                           0.00                       0.00
                     --                           0.00                       0.00
                     --                           0.00                       0.00
                     --                           0.00                       0.00

            Totals                                   0                       0.00
                                                     =                       ====
